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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Global Earth Energy, Inc.
1213 Culbreth Drive
Wilmington, North Carolina 28405

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 7, 2009, with respect to the consolidated financial statements of Global Earth Energy, Inc. included in their Annual Report on Form 10-K for the year ended August 31, 2009, which is included by reference. Our report contains an explanatory paragraph regarding the company's ability to continue as a going concern.

EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
September 13, 2010